Exhibit 10.2
FIRST AMENDMENT TO AMENDED AND RESTATED LEASE
     THIS FIRST AMENDMENT TO AMENDED AND RESTATED LEASE (this “Amendment”) is entered into this 16th day of April, 2010, by and between SOUNDVIEW FARMS, LLC, a Connecticut limited liability company, having an office at 66 Gate House Road, Stamford, Connecticut 06902 (“Landlord”) and GARTNER, INC., a Delaware corporation, having an office at 56 Top Gallant Road, Stamford, Connecticut 06902 (“Tenant”).
     WHEREAS, concurrently herewith, Landlord and Tenant entered into that certain Amended and Restated Lease (the “Lease”), pursuant to which Landlord leases to Tenant certain land and the buildings and other improvements situated thereon in the City of Stamford, Connecticut; and
     WHEREAS, the parties desire to amend the Lease on the terms and conditions hereinafter set forth.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties hereto, and intending to be legally bound hereby, the parties hereto by these presents do covenant and agree as follows:
1)	Definitions. Capitalized terms used in this Amendment and not defined herein shall have the meanings set forth in the Lease.

2)	Amendments to the Lease.
a)	The second (2nd) sentence of Section C of Exhibit A to the Lease is hereby deleted in its entirety and replaced with the following text: “Tenant hereby agrees to provide to Landlord, within a reasonable period of time following request therefor, any documentation relating to the Tenant Improvement Work reasonably requested by Landlord’s lender of the Tenant Improvement Allowance, including, without limitation, proposed budgets and Tenant’s Plans, in order that such lender and Landlord may close the construction loan that is required to fund the Tenant Improvement Allowance.”

b)	Section F of Exhibit A to the Lease is hereby deleted in its entirety and replaced with the following text:
“F. Termination Right; Option to Purchase; Leasehold Mortgage. In the event that on or prior to April 30, 2010 Landlord has not entered into loan documents with People’s United Bank substantially in the form approved by Tenant on April ___, 2010, which loan documents shall evidence a loan sufficient to fund the Tenant Improvement Allowance pursuant to the terms of this Lease, Tenant shall have the following rights:
(a) the right to terminate this Lease with respect to the entire Leased Premises, or the 56 Premises, or the 70 Premises or the 88 Premises, or any combination thereof, to be exercised by delivery of written notice thereof to

Landlord on or prior to October 1, 2010, which termination shall be effective as of a date specified in such notice that is between 180 and 270 days following the date notice of such termination has been sent to Landlord;
(b) the right to exercise the option to purchase set forth in Article 43 by delivery of written notice thereof to Landlord on or prior to October 1, 2010, as if the Option Date as defined in Article 43 were 180 days following the date such notice is delivered to Landlord; or
(c) the right to fund some or all of the Tenant Improvement Allowance, as Tenant shall determine, with financing secured by a leasehold mortgage pursuant to the terms of Article 12(C); provided, however, that in such case, the amount “$21.50” set forth in clause (iii) of Article 5(C) shall instead be the amount “$15.00”.”
3)	Miscellaneous.
a)	Except as otherwise modified by this Amendment, the Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed.

b)	The Lease as amended by this Amendment constitutes the entire understanding among the parties hereto with respect to the transactions set forth therein and may not be changed verbally but only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

c)	This Amendment may be executed in counterparts, it being understood that all such counterparts, taken together, shall constitute one and the same agreement.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

Witnesses:

SOUNDVIEW FARMS, LLC

		By:	/s/ Herbert M. Meyer
Herbert M. Meyer
a duly authorized Manager

GARTNER, INC.

		By:	/s/ Christopher J. Lafond
Name: Christopher J. Lafond
Title: EVP, Chief Financial Officer

STATE OF CONNECTICUT)
	)	ss.	April 16, 2010
COUNTY OF FAIRFIELD	)
     Personally appeared SOUNDVIEW FARMS, LLC, by Herbert M. Meyer, a manager, hereunto duly authorized, signer and sealer of the foregoing instrument and acknowledged the same to be his free act and deed and the free act and deed of said SOUNDVIEW FARMS, LLC, before me.

/s/ Cathy J. Klein
Notary Public

STATE OF CONNECTICUT)
	)	ss.	April 15, 2010
COUNTY OF FAIRFIELD	)
     Personally appeared GARTNER, INC., by Christopher J. Lafond, its Executive Vice President and Chief Financial Officer, hereunto duly authorized, signer and sealer of the foregoing instrument and acknowledged the same to be his free act and deed and the free act and deed of said GARTNER, INC., before me.

Clare A. Kretzman Commissioner of the Superior Court

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